
<ARTICLE> 5
<LEGEND>
The schedule contains summary financial information extracted from Dean
Witter Cornerstone Fund II and is qualified in its entirety by reference to such financial statements.
</LEGEND>

<PERIOD-TYPE>                   12-MOS
<FISCAL-YEAR-END>                          DEC-31-2000
<PERIOD-END>                               DEC-31-2000
<CASH>                                      21,768,271
<SECURITIES>                                         0
<RECEIVABLES>                                  113,908<F1>
<ALLOWANCES>                                         0
<INVENTORY>                                          0
<CURRENT-ASSETS>                                     0
<PP&E>                                               0
<DEPRECIATION>                                       0
<TOTAL-ASSETS>                              25,149,757<F2>
<CURRENT-LIABILITIES>                                0
<BONDS>                                              0
<PREFERRED-MANDATORY>                                0
<PREFERRED>                                          0
<COMMON>                                             0
<OTHER-SE>                                           0
<TOTAL-LIABILITY-AND-EQUITY>                25,149,757<F3>
<SALES>                                              0
<TOTAL-REVENUES>                             4,963,877<F4>
<CGS>                                                0
<TOTAL-COSTS>                                        0
<OTHER-EXPENSES>                             2,473,330
<LOSS-PROVISION>                                     0
<INTEREST-EXPENSE>                                   0
<INCOME-PRETAX>                              2,490,547
<INCOME-TAX>                                         0
<INCOME-CONTINUING>                          2,490,547
<DISCONTINUED>                                       0
<EXTRAORDINARY>                                      0
<CHANGES>                                            0
<NET-INCOME>                                 2,490,547
<EPS-BASIC>                                        0
<EPS-DILUTED>                                        0

<F1>Receivables include interest receivable of $92,590 and due from DWR of $21,318.
<F2>In addition to cash and receivables, total assets include net unrealized gain on open contracts of $3,267,578.
<F3>Liabilities include redemptions payable of $361,946, accrued management fees of $73,275 and accrued administrative expenses of $26,845.
<F4>Total revenue includes realized trading revenue of $1,734,937, net change in unrealized of $2,111,163 and interest income of $1,117,777.


